Exhibit 10.2

IN THE UNITED STATES PATENT AND TRADEMARK OFFICE

APPLICANT	:	EDWARD RIGGS MONFORT

SERIAL NO. : 12/291,720		FILED	:	Nov. 13, 2008

PATENT NO. : 8,169,115		ISSUED	:	May 1, 2012

FOR	:	MOTOR DISTRIBUTOR SYSTEM

ATTY DOCKET NO	:	MJ 10/01

ASSIGNMENT

IN CONSIDERATION OF good and valuable consideration, receipt of which is hereby acknowledged I, EDWARD RIGGS MONFORT, do hereby sell, transfer, set over and assign unto

Adomani, Inc.
36181 Eastlake Rd., #141
Palm Harbor, FL 34685

and its successors, assigns, nominees, or other legal representatives, all of my entire right, title and interest in and to the improvements in a

MOTOR DISTRIBUTOR SYSTEM

invented by me, EDWARD RIGGS MONFORT, and the application for United States patent filed Nov. 13, 2008, Serial No. 12/291,720 issued May 1, 2012 as U.S. Patent Number 8,169,115,  and continuations, divisions and reissues thereof, and the right to apply for and obtain patents in countries foreign to the United States, and in and to any Letters Patent which may be granted thereon in such foreign countries, and authorize and request the Commissioner of Patents and Trademarks of the United States, and any official of any country or countries foreign to the United States whose duty it is to issue patents on applications as aforesaid, to successors, assigns, nominees or other legal representatives, as assignees and owners of the said entire interest and covenant, that I assigned and that I have not executed and will not execute any agreement in conflict herewith, and agree that I will communicate to said assignee, its successors, assigns, nominees or other legal representatives, all facts known to me respecting said invention whenever requested, and testify in any legal proceedings, sign all lawful papers, execute and deliver all divisional, continuing or reissue applications, make all rightful oaths and do all lawful acts requisite for the application for such divisional, continuing or reissue applications, or the procuring thereof, and that if and when said assignee, its successors, assigns, nominees or other legal representatives desire to file

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a disclaimer relating thereto, I will, upon request, sign and deliver all lawful papers requisite for the filing of such a disclaimer, and I further covenant and agree that I will, at any time upon request, do everything legally possible to aid said assignee, its successors, assigns, nominees or other legal representatives, either in my own or its own name, to apply for, obtain and enforce proper patent protection for said improvements  in all countries, including priority rights granted to patents in foreign countries according to the International Convention of 1883 and all the laws and treaties in force, all without further consideration but at the expense of said assignee, its successors, assigns, nominees or other legal representatives.

The undersigned  declares further that all statements made herein of his own knowledge  are true and that all statements on information and belief are believed to be true; that he has read this assignment and understands the contents hereof; and, further, that these statements were made with the knowledge that willful false statements and the like so made are punishable by fine or imprisonment, or both, under Section 1001 of Title 18 of the United States Code and that such willful false statements may jeopardize the validity of the application or any patent issuing thereon.

Witness:

EDWARD RIGGS MONFORT
EDWARD RIGGS MONFORT
36181 Eastlake Road, #141
Palm Harbor, FL 34685

	Date:	9-21-12

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